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                                                                   EXHIBIT 10.37

THIS LEASE made the 20th day of March, One Thousand Nine Hundred and Ninety-One BETWEEN CORKE ABBEY INVESTMENTS LIMITED having its Registered Office at 22 Earlsfort Terrace, Dublin 2 (hereinafter called "the Landlord" which expression where the context so admits shall include its Successors in title and assigns) of the one part, AND ANDREWS TRAVEL CONSULTANTS LIMITED having its Registered Office at 10 Meadowvale, Blackrock, County Dublin (hereinafter called "the Tenant" which expression where the context so admits shall include its successors in title and assigns) of the other part.

WITNESSETH as follows:

1.     DEFINITIONS:-

       In this Lease the following expressions shall have the following meanings:

       "DEMISED PREMISES" means the premises described in the First Part of the First Schedule hereto with the Easements Rights and Privileges but excepting the Exceptions and Reservations;

       "EASEMENTS RIGHTS AND PRIVILEGES" means those specified in the Second Part of the First Schedule hereto;

       "EXCEPTIONS AND RESERVATIONS" means those specified in the Third Part of the First Schedule hereto;

       "THE DEVELOPMENT" means the land shown on Plan No. 1 edged in red together with the building (of which the demised premises forms part) and Landlord's fixtures from time to time erected or standing upon the said land (known or to be known as Grattan House, Temple Road, Blackrock in the County of Dublin) but excluding such parts of the said land and such parts of the building and such Landlord's fixtures erected or standing on any part of such land as may be excluded by the Landlord giving to the Tenant three months' written notice of such exclusion;

       "COMMON PARTS" means all such parts of the Development as are not for the time being let separately or as are not in the possession of the Landlord and the other facilities improvements services and privileges which are from time to time provided by the


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       Landlord for common or general use in common by the Tenant and the other tenants and occupiers of the Development and other persons authorised by the Landlord including (without prejudice to the generality of the foregoing) the roof and exterior walls, foundations, internal load bearing walls and the structural parts of the roofs, ceilings and floors, all party structures, boundary walls, pedestrian ways, entrances and exits, stairways, ramps, landscaped areas, corridors, passages, lobbies, landings, staircases, lifts and all conduits except any that form part of the demised premises and other lettable areas.

       "CONDUITS" means all sewers, drains, pipes, gullies, gutters, ducts, mains, watercourses, channels, subways, wires, cables, conduits, flues and other conducting media of whatsoever nature and kind.

2.     DEMISE

       In consideration of the rent hereby reserved and of the covenants on the part of the Tenant hereinafter contained the Landlord hereby demises unto the Tenant ALL those the Demised Premises being part of the Development together with the easements rights and privileges but excepting and reserving the exceptions and reservations TO HOLD the demised premises except and reserved as aforesaid unto the Tenant for the term of 35 (thirty five) years (hereinafter called "the term") from the 1st day of March One Thousand Nine Hundred and Ninety-One YIELDING AND PAYING therefor during the first year of the said term the yearly rent of L25,596.00 (Twenty-Five Thousand Five Hundred and Ninety-Six Pounds) and during the second year of the said term the yearly rent of L31,878.00 (Thirty-One Thousand Eight Hundred and Seventy-Eight Pounds) and during the third, fourth and fifth years of the said term the yearly rent of L 34,670.00 (Thirty-Four Thousand Six Hundred and Seventy Pounds) and thereafter the said yearly rent of L34,670.00 (Thirty-Four Thousand Six Hundred and Seventy Pounds) or such increased rent as may be payable pursuant to the provisions of clause 3 hereof by four equal quarterly payments in advance on every 1st day of March, 1st day of June, 1st day of September, and 1st day of December, the first payment to be made on the 1st day of March One Thousand Nine Hundred and Ninety-One and to be in respect of the period


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       from the 1st day of March One Thousand Nine Hundred and Ninety-One to the
       31st day of May One Thousand Nine Hundred and Ninety-One AND ALSO PAYING by way of additional rent the amount or amounts payable by the Tenant pursuant to the Tenant's covenant hereinafter contained in Clause 4(1)(b) in respect of insurance effected from time to time by the Landlord such additional payment to be payable at the times and in the manner specified at said Clause 4(1)(b).

       AND ALSO PAYING by way of additional rent the amount or amounts payable by the Tenant pursuant to the Tenant's covenant hereinafter contained in Clause 6 in respect of service charge such additional payment to be payable at the times and in the manner specified at the said Clause.

       All such payments save for any initial broken payment payable hereunder to be paid by Bankers Order or variable direct debit mandate (at the option of the Landlord) PROVIDED ALWAYS that if the Tenant shall fail to pay the rent hereinbefore reserved or all or any of the additional rents hereinafter reserved and made payable or the contribution to Insurance Premium payable by the Tenant pursuant to clause 4(1)(b) hereof or the Service Charge payable by the tenant pursuant to clause 6 hereof within fourteen (14) days of the day and in the manner herein prescribed for payment of same such unpaid sum or sums shall bear interest from and including the day on which same shall have become due to date of actual payment at the A rate of interest plus three per cent (3%) charged by Allied Irish Banks PLC in the Republic of Ireland at that date or if there shall be no such rate twenty per cent (20%) per annum.

       RENT REVIEW PROVISIONS

       (i) In this Clause the following expressions shall have the following meanings respectively:

              (a) "Review Date" shall mean the last day of the fifth year and the last day of each subsequent fifth year of the term hereby granted.

              (b) "Current Market Rent" shall mean the gross full market rent without any deduction whatsoever at which the demised premises might reasonably be


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                     expected to be let at the nearest Review Date in the open
                     market without a fine or premium and with vacant possession thereof by a willing Landlord to a willing Tenant for a term equal to the term of this Lease but having regard to any statutory rights of the Tenant of renewal under a Lease on the same terms and conditions in all other respects as this present Lease and upon the supposition (if not a fact) that the Tenant has complied with all the obligations as to repair and decoration herein imposed there being disregarded:

                     (1) any effect on rent of the fact that the Tenant has been in occupation of the demised premises and any goodwill attached to the demised premises by reason of the carrying on thereat of the business of the Tenant

                     (2) any effect on rent of any improvement (whether within the meaning of the Landlord and Tenant Acts, 1967 to 1989 or any Acts amending extending or re-enacting same) of the demised premises or any part thereof carried out by the tenant with the Licence of the Landlord at the Tenant's own expense (otherwise than in pursuance of any obligation to the Landlord) and carried out during the term of this Lease.

              (ii) The rent for the time being payable by the Tenant hereunder shall be subject to increase in accordance with the following provisions of this clause.

              (iii) The Landlord its servants or agents shall be entitled by notice in writing given to the Tenant not earlier than twelve months before and at any time after a Review Date to call for review of the rent payable by the Tenant to the Landlord at the Review Date specified in the notice and if upon any such review it shall be ascertained or determined that the Current Market Rent of the demised premises at the Review Date is greater than the rent payable hereunder immediately prior to such Review Date then as from that Review Date the yearly rent payable hereunder shall be increased to the Current Market Rent so ascertained


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                     PROVIDED that in no circumstances shall the rent payable
                     hereunder following such review be less than the rent payable by the Tenant immediately prior to the Review Date.

              (iv) Every such review as aforesaid shall in the first instance be agreed by the Landlord and the Tenant or their respective Surveyors in collaboration but if no agreement as to the amount of the Current Market Rent at the Review Date shall have been reached between the parties hereto or their Surveyors within one month or such extended period as may be agreed by the Landlord and Tenant after the date of the Landlord's notice calling for such review then the question of the amount of the Current Market Rent of the demised premises at the Review Date shall be referred to the decision of a single arbitrator who shall be a Chartered Surveyor nominated by the Landlord by notice in writing to the Tenant and if the Tenant shall reject such nomination or fail or neglect to agree within one month of the Landlord's notice such arbitrator shall be appointed on the application of the Landlord by the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland which term shall include any other body established from time to time in succession or substitution or carrying on the function currently carried out by the same and in default of any such appointment for any reason within one month of such application by a Chartered Surveyor to be nominated by the Landlord and this sub-clause shall be deemed to be a submission to arbitration within the Arbitration Acts 1954 and 1980 or any statutory modification or re-enactment thereof for the time being in force and subject to the jurisdiction of the Courts of the State for the enforcement of any award of said Arbitrator.

              (v) If the Arbitrator shall fail to determine the new rent within two months of his appointment or nomination or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder a new arbitrator shall be appointed or nominated in his place in accordance with sub-clause (iv) above.


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              (vi)   If upon any such review the amount of the increased rent
                     shall not be ascertained or determined prior to the Review Date the Tenant shall continue to pay rent at the yearly rate payable immediately prior to the Review Date until the quarter day next following the ascertainment or determination of any increased rent whereupon there shall be due as a debt payable by the Tenant to the Landlord on demand a sum equal to the amount by which the rent for the period since the Review Date calculated at the increased rate exceeds the rent for that period calculated at the previous rate and in addition shall pay interest on said sums from the Review Date until the date of actual payment at the rate of interest for the time being chargeable under
                     Section 22 of the Courts Act 1981 plus 3% (three per cent) at the Review Date or if there shall be no such rate the corresponding or nearest appropriate rate thereto.

              (vii) If upon any such review as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be increased the Landlord and the Tenant shall (if required by the Landlord) forthwith at any time not later than one year from such determination or expiration complete and sign a written memorandum recording the increased rent thenceforth payable and the Tenant shall pay the Stamp Duty payable on such Memorandum.

              (viii) In the event of the Landlord being prevented or prohibited in whole or in part from exercising its rights under this clause and/or obtaining an increase in the rent on any of the Review Dates by reason of any Legislation Statute Government Order or Decree or Notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and otherwise as aforesaid) then the date at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter upon which such right or increase may be exercised and/or obtained in whole or in part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Landlord would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention only there shall


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                     be a further review on the first date or dates as aforesaid notwithstanding the rent may have been increased in part on or since the date of review PROVIDED ALWAYS that the provisions of the Sub-clause shall be without prejudice to the Landlord's rights to review the yearly rents on the Review Dates as specified in sub-clause (i).

       THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:

PARENT AND INSURANCE PREMIUMS

       (1)    (a)    To pay the rent and the increased rent hereby reserved on
                     the days and in manner aforesaid without deduction or set-off.

              (b) To pay to the Landlord from time to time on demand on the date or dates when the Insurance Premium falls due without any deduction or abatement 33.33% (Thirty three point three three per cent) of the amount or amounts expended by the Landlord for keeping on foot the insurance in accordance with Covenant 7(4) on the part of the Landlord herein.

              (c) To pay to the Landlord on demand fees incurred by the Landlords Surveyor in determining the reinstatement value of the demised premises from time to time.

              (d) To pay to the Landlord on demand all fees and expenses incurred by the Landlord and/or its agents in connection with or in contemplation of any entry onto the demised premises for the purpose of viewing the condition thereof or of inspecting any works in progress and/or preparation of any notice pursuant to clause 4(8) hereof, during or after the expiration of this Lease.

PAY RATES AND OUTGOINGS

       (2)    (a)    From time to time and at all times during the said term to pay and discharge all rates water rates taxes duties charges assessments impositions burdens and outgoings of an annual or recurring nature


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                     and also of a non-annual or non-recurring nature where the same are legally chargeable against the Tenant or occupier and whether Parliamentary or Local or of any other description that may be assessed charged or imposed upon the demised premises or the owner or occupier in respect thereof (Landlords Capital Taxes only excepted) and to refund to the Landlord any such amounts paid by it in respect of the demised premises and pending a separate valuation of the demised premises to pay to the Landlord by way of additional rent rates at the poundage from time to time current on a rateable valuation of L85.00;

              (b) To be solely responsible for and promptly pay all charges for water gas electricity or heat (if any) or any other utility used or consumed in the demised premises but so that the Landlord shall not be liable in any event for any interruption or failure in the supply of any such utilities to the demised premises;

COMPLY WITH ENACTMENTS

       (3) At its own expense to do and execute all such works as are or shall be at any time during the term under or by virtue of any Act or Acts of Parliament or the Oireachtas already passed or hereafter to be passed and for the time being in force or Law of the European Community now or hereafter to be passed and any instrument directive regulation or bye-law made thereunder which has force in the State or by any Local or other Authority directed or required to be done or executed in respect of the demised premises or any part thereof whether by the owner or occupier thereof and to indemnify and keep the Landlord indemnified against all or any claims demands and liability in respect thereof.

FIRST ALTERATIONS

       (4) Not without the previous consent in writing of the Landlord which if granted may be subject to such conditions as the Landlord thinks fit to erect or to permit or suffer to be erected any new building upon the demised premises or to make or to


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              permit or suffer to be made any external or structural alteration in or addition whatsoever to the demised premises and any such erections alterations or additions for which consent is granted shall be carried out in accordance with plans and specifications to be first approved by and to the satisfaction in all respects of the Landlord's architects or surveyors and the Tenant shall pay the reasonable and proper charges of such architects or surveyors and of the Solicitors to the Landlord for each such consent.

NOT TO AVOID INSURANCE

       (5)    (a)    Not to do or permit or suffer upon or bring or suffer to be brought on to the demised premises any matter or thing or article which shall or may cause the policy or policies for the insurance of the demised premises or of any adjoining or neighbouring premises or of the Development or any part thereof to become void or voidable or the premium or premiums payable in respect of the said policy or policies to be increased above the ordinary or common rate applicable to the demised premises or any adjoining or neighbouring premises or the Development and to repay to the Landlord all sums paid by way of increased premiums and expenses incurred by it in or about the continuance or renewal of such policy or policies rendered necessary by a breach of this covenant and all such payments hall be added to the rent hereinbefore reserved and shall be recoverable as rent;

              (b) In the event of the demised premises or any part thereof being destroyed or damaged from or by any of the Insured Risks (as hereinafter defined) and the whole or part of the insurance money in respect of the same being irrecoverable by reason solely or in part of any act or default of the tenant then and in every such case the Tenant shall forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost of rebuilding and reinstating the demised premises and any other premises in respect of which the Landlord's Insurance shall be vitiated by the act or default of the Tenant.


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REPAIR MAINTAIN AND KEEP TIDY

       (6)    (a)    Throughout the term well and substantially to repair
                     maintain and cleanse the demised premises and all additions thereto with all due diligence (but so that the Tenant shall not be liable under this covenant for any repairs covenanted to be carried out by the Landlord under the provisions of this Lease) and to keep the same well and substantially repaired maintained and cleansed and to execute all such sanitary and other works as the Local
                     Authority may from time to time lawfully require to be executed by the owner or occupier upon or in respect of the demised premises or any part thereof for any purpose under any statutory provision in that behalf;

              (b) From time to time and at all times during the term well and substantially to repair maintain and cleanse or when requisite to pay and contribute a proportion towards the expense of repairing maintaining and cleansing all party walls floors structures and ceilings such proportion in the event of dispute to be decided by the Landlord's surveyors whose decision shall be final and binding on the Tenant;

              (c) Not to block up obstruct or interfere with the ventilating louvres situate in the walls and doors of the demised premises (if there be any);

              (d) To keep the demised premises clean and tidy and free from deposits of material or refuse and not to bring or keep or suffer to be brought or kept on the demised premises or on the Development or any part of any of them any dump or rubbish or scrap heap or anything which in the opinion of the Landlord is or may become unclean unsightly noisome or offensive or calculated or liable to detract from the quality amenity or reputation of the Development or of any adjoining premises or any of them and so often as it shall be necessary or desirable to remove from the demised premises and from the Development all such refuse rubbish and scrap which may accumulate or be there.


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       (7)    Without prejudice to the generality of the provisions of
              paragraphs (a) and (b) of sub-clause (6) of this clause to paint with two coats at least of good quality paint all the inside parts of the demised premises as are usually painted in a good and workmanlike manner such painting of the inside parts to be carried out not less than once in every third year the last such painting to be in the year immediately preceding the termination of this Lease and at the same time with every said inside painting to paper grain and varnish and colour such parts of the inside of the demised premises as are usually or have been previously papered grained varnished or coloured;

TO PERMIT INSPECTION

       (8) To permit the Landlord and its agents and workmen with all necessary appliances to enter upon the demised premises at all reasonable times after giving reasonable notice to the Tenant for the purpose of viewing the condition thereof taking a schedule of the fixtures and fittings therein or of inspecting any works in progress and upon written notice given by the Landlord to execute any repairs lawfully required by such notice for which the Tenant is liable under the provisions hereof and if the Tenant shall not execute such repairs within two months of the date of the service upon it of such notice (or if in the opinion of the Landlord there is any emergency then within such lesser period as may be practicable but in such event without any delay whatsoever) the Landlord may itself execute such repairs and the costs incurred by it in so doing (as certified by the Landlord's surveyors) shall be paid by the Tenant to the Landlord upon demand and shall be a debt recoverable from the Tenant by the Landlord in any court of competent jurisdiction;

TO PERMIT LANDLORDS WORKS

       (9) To permit the Landlord and all persons authorised by it and the tenants or occupiers of the Development (the said tenants or occupiers if authorised in writing by the Landlord) and their officers employees agents contractors licensees and workmen at all reasonable times after making a prior appointment (except in


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              case of emergency) to enter (and if necessary to erect and maintain scaffolding) upon the demised premises with all necessary appliances:

              (a) to execute repairs alterations painting redecoration or other work to the demised premises or any adjoining or neighbouring premises or to the Development.

              (b) for the purpose of inspecting repairing renewing cleansing emptying maintaining or protecting any sewers watercourses culverts drains gutters conduits water pipes oil pipes and tanks electric wires and cables gas pipes and telephone wires in under or over the demised premises in connection with or for the accommodation of any adjoining or neighbouring premises or the Development.

       In either case the person or persons exercising such rights making good or paying compensation for any damage (other than consequential loss or damage) thereby occasioned and causing as little inconvenience as practicable to the Tenant;

AGAINST NUISANCE

       (10) Not to carry on or permit or suffer to be carried on upon any part of the demised premises any offensive or noisy trade business manufacture or occupation or permit or suffer the demised premises to be used for any illegal or immoral purposes nor to do or permit or suffer to be done in or upon the demised premises anything which in the opinion of the Landlord may be or tend to be a nuisance annoyance disturbance or damage or in any way interfere with the quiet or comfort of the occupants of adjoining or neighbouring premises or the Development and to execute all such works as may be necessary for abating any such nuisance in obedience to a notice lawfully served by a Local or Public Authority or pursuant to any Court Order or in obedience to any Notice served by the Landlord and in default thereof to pay to the Landlord all costs charges and expenses which may be incurred by the Landlord in abating such nuisance in respect of the demised premises.


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AGAINST EASEMENTS

       (11) To use its best endeavours to prevent any easement or right belonging to or used with the demised premises from being obstructed or lost and not knowingly to allow any encroachment to be made or easements to be acquired on under or over the demised premises and the Development except with the consent of or by the direction of the Landlord.

       (12)   (a)    Not to paint fix or exhibit or permit or suffer to be
                     painted fixed or exhibited any advertisement notice sign placard hoarding name or writing to or upon any part of the exterior of the demised premises or on or in the windows or external walls of the demised premises or upon any entrance doors thereof without the consent in writing of the Landlord (such consent not to be unreasonably withheld in the case of the Tenant's usual trade name and fascia of a permanent character) and PROVIDED that in connection with any such consent which may be given as aforesaid any necessary consent of the appropriate authorities under any planning or other legislation be also first obtained by the Tenant;

              (b) Not to hang or place or exhibit or permit or suffer to be hung or placed or exhibited any goods outside the demised premises or the entrance doors or display windows of the demised premises or upon or over any part of the Development.

AERIALS

       (13) Not to erect or permit the erection of any television or radio receiving aerials on the exterior of the demised premises or in or upon the Development.

LETTING SIGNS AND VIEWING

       (14)   (a)    To permit the Landlord during the six months immediately
                     preceding the expiration of the term to affix and retain without interference to or upon any part of the demised premises (but so as not unduly to obscure the


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                     windows thereof or interfere with the Tenant's use thereof)
                     a notice for reletting the same and during the said six months to permit persons with written authority from the Landlord or its agents at reasonable times of the day to view the demised premises;

              (b) To permit upon reasonable notice at any time during the term hereof prospective purchasers of or dealers in or agents instructed in connection with the sale of the Landlord's reversion or of any interest superior to the term hereof to view the demised premises without interruption provided the same are authorised in writing by the Landlord or its agent.

CONVEYANCING ACT NOTICES

       (15) To give immediate notice thereof to the Landlord of any notice or claim affecting the demised premises and to pay all costs charges and expenses (including Solicitors' costs and surveyors' fees) incurred by the Landlord for the purpose of or incidental to the preparation and service of a notice under Section 14 of the Conveyancing and Law of Property Act 1881 requiring the Tenant to remedy a breach of any of the covenants herein contained notwithstanding forfeiture for such breach shall be avoided otherwise than by relief granted by the Courts;

ALIENATION

       (16)   (a)    Not to assign underlet or part with the possession control or occupation of nor to franchise the use of part only of the demised premises;

              (b) Not to assign underlet or part with the possession or control or occupation of nor to franchise the use of the whole of the demised premises without the consent in writing of the Landlord first obtained which consent shall not be unreasonably withheld in the case of a respectable and responsible assignee or underlessee proof of which is furnished to the Landlord and upon any such assignment to obtain if the Landlord shall so require an acceptable Guarantor or Guarantors for any Assignee and subject to the following provision or such of them as may be appropriate, that is to say:-


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                     (i)    The Tenant shall prior to any such assignment or
                            underlease apply to the Landlord and give all reasonable information concerning the proposed assignee or under-Lessee as the Landlord may require.

                     (ii) The Landlord's consent to any such Assignment or under-letting shall be given in writing and the Tenant shall pay the Landlords' reasonable costs in connection with such consent.

                     (iii) In the case of an under-Lease the same shall be of the entire of the demised premises at the then current market rent without any deduction whatsoever and without a fine or premium or at the rent payable hereunder at the time of the granting of such under-Lease (whichever is the higher) and the under-Lessee shall if required by the Landlord enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rent hereby reserved) and conditions herein contained and every such under-Lease shall also be subject to the following conditions, that is to say that it shall contain:-

                            (1) an unqualified covenant on the part of the under-Lessee not to assign under-Lease or part with or share the possession of part only of the premises thereby demised;

                            (2) a covenant on the part of the under-Lessee not to assign the premises thereby demised without obtaining the previous consent in writing of the Landlord hereto;

                            (3) a covenant condition or proviso under which the rent reserved by the under-Lease shall be reviewed at least every five years and if every five years the Review Dates therein shall be the days which are six months after the Review Dates in this Lease (notwithstanding that this provision may necessitate a first review before the expiration of five years from the commencement


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                                   of the under-Lease) but otherwise in the same
                                   terms as provided in this Lease;

                            (4) a covenant condition or proviso under which the rent from time to time payable under such under-Lease shall not be less than the rent from time to time payable hereunder save for the six monthly period between the Review Dates of this and the under-Lease as hereinbefore provided;

                            (5) covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease.

NOTICE OF ASSIGNMENT

       (17) Within one calendar month after the execution of any assignment transfer underlease or the devolution of the demised premises to give notice in writing with particulars to the Landlord's Solicitors and to produce to them with such notice such assignment or transfer or the counterpart of such underlease or the probate or letters of administration or other instrument under which such devolution arises and leave the same with them for the period of fourteen days for registration and pay to them a reasonable fee for the registration of each such deed or document.

DISCLOSURE OF NOTICES

       (18) Upon receipt of any notice order requisition direction or other thing from a competent authority affecting or likely to affect the demised premises (whether the same shall be served directly on the Tenant or the original or a copy thereof be received by the Tenant from any person whatsoever) forthwith to deliver to the Landlord a copy thereof and so far as the same or the Act regulations or other instrument under and by virtue of which it is issued or the provisions thereof require the Tenant so to do to comply therewith at its own expense.

USER

       (19)   (a)    Not to use or occupy the demised premises or any part
                     thereof or permit the same to be used or occupied for any other purpose than as offices nor in any manner inconsistent with such user or occupation except with the consent in writing of the Landlord (such consent not to be unreasonably withheld) but in considering and giving such consent the Landlord shall be entitled to have full regard to the principles of good estate management and the interests of the tenants or occupiers of other premises in the Development and the Landlord shall be entitled to refuse such consent where the change of use would substantially increase the rate of insurance in respect of the demised premises or the Development or nearby or adjoining premises and so that nothing herein shall be deemed to be a warranty on the part of the Landlord that the Tenant shall have the exclusive or preferential right to carry on the said retail trade or business in the Development or prevent the Landlord at the Landlord's sole discretion from permitting the same or a similar user to be carried on in other Units of the Development or in areas therein in the possession of the Landlord or ancillary or associated Companies of the Landlord.

              (b) Not to permit or suffer anyone to sleep in the demised premises and not to use or permit or suffer the use of the same or any part thereof for residential purposes or as licensed premises for the sale of excisable or intoxicating liquors or as an amusement arcade or bingo hall or any similar user.

              (c) Not to use the demised premises or any part thereof or permit or suffer the same to be used for gaming or for the purpose of any betting transaction within the meaning of the Betting Act 1931 (and any statutory modification on re-enactment thereof for the time being in force) with or between persons resorting to the demised premises and not to make or permit or suffer to be made any application for a betting office license in respect of the demised premises or any part thereof.

              (d) Not to have or permit any sale by auction in or upon the demised premises or any part thereof.

MACHINERY OVERLOADING AND INFLAMMABLE GOODS

       (20)   (a)    Not (except so far as the same shall be ancillary to the
                     permitted user of the demised premises and the installation or use of the same shall not amount to a breach of any other provision herein) to erect or install or use in or upon any part of the demised premises any steam gas electric or other engine or machinery of any kind.

              (b) Not to do or permit or bring in or upon the demised premises anything which may throw on the demised premises or any adjoining premises any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors or the electrical installations or the other services of in or to the demised premises nor suspend any excessive weight from the ceilings or walls, stanchions or the structure thereof. The Tenant shall seek professional advice at the Tenants own expense to ensure that there shall not be an infringement of this covenant.

              (c) Not to have store or keep upon the demised premises or any part thereof any substance of an explosive or of an inflammable or dangerous nature or such as might increase the risk of fire or explosion or which might attack or in any way injure by percolation corrosion or otherwise the demised premises or any adjoining premises or the keeping or use whereof may contravene any statutory or local regulation or by-law and in particular without prejudice to the generality of the foregoing not to keep portable gas appliances for use on the demised premises.

PLANNING ACTS

       (21) In relation to the Planning Acts (by which expression it is intended herein to designate the Local Government (Planning and Development) Acts, 1963 to 1990, and any statutory modification or re-enactment thereof for the time being in force and any Regulations or Orders made thereunder): -

              (a) Not to do or omit or permit to be done or omitted anything on or in connection with the demised premises the doing or omission of which shall be a contravention of the Planning Acts, or of any notices, orders, licenses, consents, permissions and conditions (if any) served, made, granted or imposed thereunder or under any enactment repealed thereby and to indemnify (as well after the expiration of the term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions, proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts and omissions or any of them and against the costs of any application for Planning Permissions and the works and things done in pursuance thereof.

              (b) In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord's consent shall be required under the provisions of this Lease or otherwise and in the event of permission from any Planning Authority under the Planning Acts being necessary for any additions, alterations, or changes in or to the demised premises or for the change of user thereof or for any "Development" as defined in the Planning Acts to apply at the cost of the Tenant to the Local Planning Authority for all consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) of all such consents and permissions forthwith on the receipt thereof.

              (c) To give notice forthwith to the Landlord of any Notice Order or Proposal for a Notice or Order served on the Tenant under the Planning Acts or if so required by the Landlord to produce the same and at the request of the

                     Landlord and the cost of the Tenant to make or join in making such objections or representations in respect of any proposals as the Landlord may require.

              (d) To comply at its own cost with any notices or orders served on the Tenant and to comply with all conditions attached to any permission granted under the provisions of the Planning Acts.

              (e) If and when called upon to do so to produce to the Landlord or its surveyors all such plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been complied with in all respects.

INSURE GLASS

       (22) To insure and keep insured the glass in the demised premises in the names of the Landlord and the Tenant in the full reinstatement cost thereof and if required to produce the policy and the receipt for the latest premium to the Landlord.

INDEMNIFY AGAINST CLAIMS

       (23) To take out and maintain at all times during the term hereby granted a Policy of Insurance covering Public and Employers liability in respect of and covering the liability of the Landlord or its Agents and the Tenant in respect of the demised premises in an amount of not less than IRL1,000,000.00 (One Million Pounds) to be adjusted from time to time as the Landlord deems necessary and to produce said Policy and the receipt for payment of the last premium thereon to the Landlord on demand and to indemnify and keep indemnified the Landlord against all and any actions expenses costs claims damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever arising and in particular without prejudice to the generality of the foregoing arising directly or indirectly out of:
              -

              (a)    The state of repair or condition of the demised premises.

              (b) The making or exercising of any alteration to the demised premises or state of repair or condition of such alteration.

              (c)    The user of the demised premises.

              (d) Any work carried out or in the course of being carried out on the demised premises.

              (e) Anything now or hereinafter attached to or projecting from the demised premises or any other cause whatsoever.

FIRE REQUIREMENTS

       (24)   (a)    At all times during the said term to comply with all the
                     recommendations or requirements of the appropriate authority and the insurers of the Development whether notified or directed to the Landlord or the Tenant in relation to fire precautions and in particular the provision of fire screens and to comply with all the regulations from time to time made by the Landlord in relation to fire precautions and to indemnify the Landlord against any costs and expenses in complying with any such requirement or recommendation and will not obstruct the access to or means of working any apparatus and appliance for that purpose for the time being installed in the demised premises.

              (b) If required by the Landlord for the purposes of safety or to comply with the recommendations or requirements of the Insurers of the Development to pay to the Landlord on demand the cost of providing and installing portable fire extinguishers fire hose reels or similar devices or at the Landlord's option to install same at the Landlord's direction and at the Tenant's expense.

              (c) In the event of the demised premises or any part thereof being damaged or destroyed by any of the Insured Risks to give immediate notice to the Landlord.

NOT TO OBSTRUCT PIPES

       (25) Not to stop up or obstruct or permit or suffer to be stopped up or obstructed or to suffer any oil grease or other noxious or harmful matters or substances to enter the drains sewers gutters pipes channels and watercourses of the demised premises or of the Development and to employ such method for treating any deleterious effluent that may reasonably be required by the Landlord or be required by the Local Authority before permitting such effluent to enter any such drains sewers gutters pipes channels and watercourses.

NOT TO OBSTRUCT COMMON PARTS

       (26)   (a)    Not to stand or place or permit or suffer to be placed or
                     deposited on the Common Parts or on any part thereof any goods machines display case board or article of any description whatsoever or obstruct any part of the Development in any way whatsoever but at all times to keep the same free and unobstructed;

              (b) Not to allow its Employees, Directors, Agents, Servants or Suppliers to park their cars or other vehicles or otherwise to make use of or obstruct the car park or parking facilities within the Development.

TO OBSERVE RULES

       (27) To observe and perform the Rules and Regulations set out in the Third Schedule hereto and all and any amendments and additions thereto made by the Landlord from time to time under the provisions of sub-clause (5) of Clause 9 hereof;

       (28) To keep the stairway leading from the ground floor level to the first floor level, the entire lobby at first floor level and the ladies and gents toilets and w.c's at first floor level of Grattan House (standing on the Development) clean and in a neat and tidy condition at all times.

TO PAY STAMP DUTY AND V.A.T.

       (29) To pay the Stamp Duty on the original and counterpart of this Lease and also all Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) arising on the creation of this Lease or chargeable in respect of any payment made by the Tenant under any of the provisions of or in connection with this Lease.

TO YIELD UP

       (30) To yield up the demised premises with the Landlord's fixtures and fittings and additions and improvements thereto at the expiration or sooner determination of the term (howsoever the same may be determined) in good and substantial repair and condition and always in such a state of repair and condition as shall be in accordance with the continued performance and observance of the Tenant's covenants herein contained.

       IT IS HEREBY AGREED AND DECLARED that so far as the same shall not be or become the responsibility of the Local Authority or be or become separately demised from time to time the Common Parts shall at all times be subject to the exclusive control and management of the Landlord and in particular:-

       (a) the Landlord shall have the right to install maintain and operate lighting heating ventilating and air-conditioning apparatus and equipment serving the Common Parts and to police and procure the policing of the same but may for reasonable and proper cause from time to time change the area level location and arrangement of the Common Parts and restrict parking and make parking charges;

       (b) the Landlord may close or restrict all or any portion of the Common Parts to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein and may close or restrict temporarily all or any of the Common Parts for the purpose of repairing renovating and replacing cleansing and maintaining the same;

       THE TENANT FURTHER COVENANTS WITH THE LANDLORD as follows:

       (1) From time to time and at all times during the term hereby granted to repay to the Landlord forthwith upon demand as hereinafter provided a charge (hereinafter called "the Service Charge") being 33.33% (Thirty three point three three) per cent of all costs and expenses which are from time to time or at any time hereafter during the term expended incurred or payable or to be so expended incurred or paid by the Landlord (computed upon the basis of providing an indemnity to the Landlord) in respect of the items set out in the Second Schedule hereto together with any value added or other tax thereon;

       (2) the amount of the Service Charge shall be ascertained and certified by a certificate (hereinafter called "the certificate") signed by the Landlord's auditors or accountants or managing agents (at the discretion of the Landlord) acting as experts and not as arbitrators annually and so soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned;

       (3) The expression "the Landlord's financial year" shall mean the period from the 1st day of January in each year to the 31st day of December of that same year or such other annual period as the Landlord may at its discretion from time to time determine as being that in which the accounts of the Landlord either generally or relating to the Development shall be made up;

       (4) A copy of the certificate for each such financial year shall be supplied by the Landlord to the Tenant on written request and without charge to the Tenant;

       (5) The certificate shall contain a summary of the Landlord's said costs and expenses incurred by the Landlord during the Landlord's financial year to which it relates together with a summary of the relevant details and figures forming the basis of the Service Charge and the certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify;

       (6) The expression "the costs and expenses incurred by the Landlord" as hereinbefore used shall be deemed to include not only those costs and expenses hereinbefore described which have been actually disbursed incurred or made by the Landlord during the year in question but also such reasonable part of all such costs and expenses hereinbefore described which are of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made and whether prior to the commencement of the term or otherwise including a sum or sums of money by way of reasonable provision for anticipated expenditure in respect thereof as the Landlord or its auditors or accountants or managing agents (as the case may be) may in their discretion allocate to the year in question as being fair and reasonable in the circumstance;

       (7) The Tenant shall if required by the Landlord with every quarterly payment of rent reserved hereunder pay to the Landlord such sum in advance and on account of the Service Charge as the Landlord or its auditors or accountants or managing agents (as the case may be) shall specify at their discretion to be a fair and reasonable interim payment.

       (8) As soon as practicable after the signature of the certificate the Landlord shall furnish to the Tenant an account of the Service Charge payable by the Tenant for the year in question due credit being given therein for all interim payments made by the Tenant in respect of the said year and upon the furnishing of such account showing such adjustment as may be appropriate there shall be paid by the Tenant to the Landlord the amount of the Service Charge as aforesaid or any balance found payable or there shall be allowed by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of interim payment as the case may require;

       (9) IT IS HEREBY AGREED AND DECLARED that nothing in this Clause or these presents contained shall disable the Landlord from maintaining an action against the Tenant in respect of non-payment of any such interim payment as aforesaid notwithstanding that the Certificate had not been signed at the time of the Proceedings.

       (10) PROVIDED ALWAYS and notwithstanding anything herein contained it is agreed and declared as follows:

              (a) That in regard to the commencement of the term hereby granted the Service Charge shall be duly apportioned in respect of the period from the date on which the first payment of rent shall fall due hereunder to the ensuing day of ___________ and not in respect of the period from the date of commencement of the term to such ensuing day of___________________.

              (b) That the provisions of sub-clause (8) of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the term hereby granted but only in respect of the period down to such expiration or sooner determination of the term.

       THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:

       (1) The Tenant paying the rent hereby reserved and observing and performing the several covenants and stipulations herein on its part contained shall peaceably hold and enjoy the demised premises during the term without any interruption by the Landlord or any person rightfully claiming under or in trust for it;

       (2) To keep the Common Parts and the pipes and wires water gas drainage electricity services and the lift in the Common Parts in good and substantial repair and condition so far as such services are not maintainable by a statutory undertaker or maintained at public expense;

       (3) The Landlord will use its best endeavors (subject to the receipt by the Landlord of the Service Charge from the Tenant throughout the term) to provide and carry out or procure the provision and carrying out of the services particulars of which are set out in the third paragraph of the Second Schedule hereto provided that

              (without affecting the generality of the provisions of this sub-clause) the Landlord shall not be liable for any failure or omission at any time or from time to time during the term hereby granted to provide supply or procure any or all of the said services if it shall be prevented hampered or restricted in any way from so doing by virtue of strikes lock-outs non-availability of or restrictions upon supplies or materials or labor or other services weather conditions inevitable accident emergency act of God or any cause whatsoever or howsoever arising and not within the control of the Landlord provided always that the Landlord shall be entitled to cease to provide any such service if in the opinion of the Landlord it shall cease to be for the benefit of the Tenant or has become due to technological change obsolete or redundant.

       (4) Subject to the Landlord being able to effect insurance against any one or more of the risks hereinafter specified and subject to reimbursement of the appropriate insurance premium as provided by Clause 4(1)(b) hereof to insure in the name of the Landlord the Development and the demised premises and all Landlord's fixtures and fittings therein and thereon excluding glass and to keep the same insured in the full reinstatement cost (to be determined from time to time by the Landlord or its surveyors) and including an inflationary factor against damage by fire, explosion, lightning, impact, earthquake, aircraft, flood, storms and tempest, riot and civil commotion and malicious damage or bursting or overflowing of water tanks, apparatus and pipes and including demolition, site clearance expenses, architects and other fees and taxes in relation to the reinstatement of the Development and the demised premises and three years loss of rent and the service charge and all stamp duties and V.A.T. exigible on any building or like contract as may be entered into relative to the re-construction, reinstatement or repair of the Development and the demised premises or any part thereof resulting from the destruction, loss or damage thereof or thereto from any of the perils aforesaid and public liability and employers liability and against such other risks as the Landlord may from time to time in its absolute discretion consider prudent and desirable (all such perils and risks for the time being so covered by insurance hereinafter called "the insured risks") and such risks may be covered by any policy or policies of insurance as the Landlord may consider appropriate PROVIDED HOWEVER that the Landlord shall not be responsible for the Tenant its servants agents licensees invitees or visitors for any injury death damage destruction financial or consequential loss whether to person or property due to the state and condition of the Development or the demised premises or any part thereof or due to any act or default of any agent servant workman or other person authorised by the Landlord to enter the Development or the demised premises save to the extent to which the same may be insured against by the Landlord pursuant to the terms of this Lease.

       (5) In case the Development or the demised premises or any part thereof shall be destroyed or damaged by fire or from any of the insured risks then (subject to the Landlord obtaining Planning Permission and all other necessary pertinent licences and approvals) to reinstate the Development and the demised premises substantially in accordance with its existing plan and elevation and as often as shall happen to lay out all monies received in respect of such insurance as aforesaid as soon as practicable in or upon rebuilding, repairing or reinstating the Development and the demised premises in a good and substantial manner unless the relevant policy shall have been vitiated or rendered less than fully effective by any act, neglect, default or omission on the part of the Tenant and without being required to make up any deficiency out of its own monies PROVIDED ALWAYS that in the event of the Landlord being unable to reinstate the Development and/or the demised premises substantially in accordance with its existing plan and elevation due to refusal of planning or other approvals consents or licences the Tenant agrees to surrender this Lease when called upon by the Landlord to do so whereupon the said Insurance monies shall belong absolutely to the Landlord.

       IT IS HEREBY AGREED AND DECLARED as follows:

       (1) The demised premises are held subject to all rights of light and air and all other easements or rights (if any) now enjoyed by the adjoining or neighbouring lands buildings and properties over the demised premises;

       (2) The Tenant shall not be entitled to any right of access or light or air or other easements or rights to any building for the time being comprised herein which would restrict or interfere with the user of any adjoining or neighbouring land for building or for any other purpose;

       PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED as follows:

       (1) If the said yearly rent or the Service Charge or other contributions hereby reserved or any part thereof shall at any time be in arrear and unpaid for fourteen days after the same shall have become due (whether any formal or legal demand therefor shall have been made or not) or if the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements herein contained and on its part to be performed and observed or if the Tenant while the demised premises or any part thereof shall remain vested in it shall enter into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purpose of amalgamation or reconstruction) or permit any execution to be levied on the demised premises or (being an individual) shall become bankrupt or compound with his creditors then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by it into or upon the demised premises or any part thereof in the name of the whole to re-enter and the demised premises peaceably to hold and enjoy thenceforth as if this Lease had not been made without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant hereinbefore contained;

       (2) In the event of the demised premises being damaged or destroyed by any of the risks from time to time insured against by the Landlord so as to be unfit for occupation and use then (unless the insurance monies shall be irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of the Tenant) the rent hereby reserved and the Service Charge or fair proportions of both according to the nature and extent of the damage sustained shall be suspended until the demised premises shall again be rendered fit for occupation and use or for the period of three years from the date of such destruction or damage whichever is the shorter and in the event of any dispute concerning the provisions of this sub-clause the same shall be determined by a single arbitrator in accordance with the provisions of the Arbitration Acts of 1954 and 1980 or any statutory modification or re-enactment thereof for the time being in force;

       (3) Any Notice under this Lease shall be in writing. Any Notice to the Tenant shall be sufficiently served if signed by the Landlord or its Agent for the time being and handed to the Tenant or left at or affixed to the demised premises or any part thereof or sent by Registered or Recorded Post to the registered office of the Tenant in Great Britain or Northern Ireland or Republic of Ireland. Any Notice by the Tenant to the Landlord shall be sufficiently served if handed to the Landlord or its Agent for the time being or sent by Registered or Recorded Post to the Landlord at its registered office or its Agent (at its principal place of business) for the time being. A Notice sent by post shall be deemed to have been given forty-eight hours after the time of posting to the address to which it was sent.

       (4) Except in relation to Clause 3 hereof or where the provisions of this Lease provide for a determination by the Landlord or its architects auditors accountants agents or surveyors to be final and conclusive as against the Tenant or where the same relate to forfeiture of this lease or relief from forfeiture or matters related thereto all cases of dispute or difference arising out of or touching upon the rights duties or liabilities of the parties under this Lease shall be referred to the determination of a single arbitrator to be agreed upon by the parties or failing agreement to a person nominated by the President of the Incorporated Law Society of Ireland upon the application of either party and the Arbitration shall be conducted in manner provided by the Arbitration Acts 1954 and 1980 or any statutory modification or re-enactment thereof for the time being in force. The reference to the President shall include the duly appointed Deputy of the President or any person authorised by the President to make appointments on his behalf.

       (5) The Landlord shall have the right from time to time to amend and add to the Rules and Regulations set out in the Third Schedule hereto in such manner as the Landlord shall consider to be in the best interests of the Development.

10. The Landlord shall not be liable to the Tenant for any loss damage inconvenience or injury suffered by the Tenant or any employee workman or customer or invitee or person resorting to the Development or demised premises through or as a result of any state of disrepair of the demised premises or of any breakdown or suspension of or any defect in any fixture or fitting or any service or facility supplied in or about the demised premises or anything in or upon any part of the Development (including the demised premises and the Common Parts).

11. The Plans annexed hereto and the details shown thereon shall be for the purpose of identification only and no warranty or condition expressed or implied shall be given or be deemed to be given in respect of such Plans or the details shown thereon or any matter or thing shown thereon or referred to.

SURRENDER

12. In case the demised premises or any part thereof shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by or from any of the risks specified in clause 7(4) hereof during the term hereby granted the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord & Tenant Law Amendment, Ireland, Act 1860 or otherwise.

INTERPRETATION

13. In this Indenture where the context so admits the words importing the neuter gender only shall include the masculine or feminine gender as appropriate and vice versa and words importing the masculine gender only shall include the feminine gender and words importing the singular number only shall include the plural number and vice versa and where the Tenant or the Guarantors shall from time to time be or consist of two or more individuals the covenants herein expressed to be made by the Tenant or the Guarantors as the case may be shall be deemed to be made by such individuals jointly and severally.

       Any reference herein contained to an enactment or to a series of enactments shall be deemed to include any enactment from time to time extending, amending, repealing, replacing or continuing the same or any order regulation instrument direction or scheme or permission made under it or deriving validity from it.

OTHER NOTES TO AFFECT CONSTRUCTION

       The Header notes hereof shall not affect the construction of these presents.

WARRANTY

       Nothing in this Lease contained shall be deemed to constitute any warranty by the Landlord that the demised premises or any part thereof are authorised under the Planning Acts or otherwise for use for any specific purpose.

GUARANTEE

       (1) The Guarantors in consideration of the demise hereinbefore contained having been made at their request hereby covenant with the Landlord that the Tenant will pay the rents service charge and other contributions hereby reserved on the days and in manner aforesaid and will perform and observe all the Tenant's covenants herein before contained and that in case of default in such payment of rents service charge and other contributions or in the performance or observance of such covenants as aforesaid the Guarantors will pay and make good to the Landlord on demand all losses damages costs and expenses thereby arising or incurred by the Landlord PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents service charge and other contributions hereby reserved when the same become payable or to enforce performance of the several stipulations herein on the Tenant's part contained and any time which may be given to the Tenant by the

              Landlord shall not release or exonerate or in any way affect the liability of the Guarantors under this covenant.

       (2) In the event of the Tenant (being a company) during the term hereby granted entering into liquidation whether compulsory or voluntary and the liquidator in such liquidation disclaiming this Lease or in the event of the Tenant (being an individual) becoming bankrupt and the Assignee or Assignees in bankruptcy disclaiming this Lease then in either such event the Guarantors hereby covenant with the Landlord that the Guarantors will at the request of the Landlord accept from the Landlord a Lease of the demised premises for a term equal in duration to the residue remaining unexpired of the term hereby granted at the time of the granting of such Lease to the Guarantors such Lease to contain the same Landlord's and Tenant's covenants respectively and the same provisos and conditions in all respects (including the provisos for re-entry) as are herein contained.

BREAK CLAUSE

17. The Tenant shall have the option of surrendering this Lease on the 27th day of February, 2001 on giving unto the Landlord at least one years notice in writing of its intention to vacate the demised premises expiring on that date such notice to be served not earlier than 1st December 1999 and not later than 1st March 2000. In the event of the Tenant serving such a notice the Landlord shall accept vacant possession of the demised premises from the Tenant on the 27th February 2001 whereupon this Lease shall be at an end but without prejudice to the right of the Landlord to proceed on foot of any antecedent breach of covenant.

IT IS HEREBY CERTIFIED that the premises hereby demised are situate in the Borough of Dun Laoghaire.

IT IS HEREBY FURTHER CERTIFIED for the purposes of the stamping of this instrument, that this is an instrument to which the provisions of Section 112 of the Finance Act 1990 do not apply for the reason that the premises being demised are an existing office block.

IT IS HEREBY FURTHER CERTIFIED that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds L5,000.00.

IN WITNESS whereof the parties hereto have caused their respective Common Seals to be hereunto affixed the day and year first herein WRITTEN.

                                 FIRST SCHEDULE

                                     PART I

                                DEMISED PREMISES

ALL THAT the First Floor Offices being portion of the Development known or to be known as Grattan House, Temple Road, Blackrock in the County of Dublin as is more particularly delineated and shown for the purpose of identification only on Plan No. 2 annexed hereto and thereon edged green and which premises include:-

(a) the internal plaster surfaces and finishes of all structural or load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

(b) the entirety of all non-structural or non-load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

(c) the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the building on the Development;

(d) the floor finishes thereof save that the lower limit of the Demised Premises shall not extend to anything below the floor finishes (except that the cavity above any suspended ceilings shall be included);

(e) the ceiling finishes thereof, including all suspended ceilings (if any) and light fittings save that the upper limit of the Demised Premises shall not extend to anything above the ceiling finishes (except that the cavity above any suspended ceilings shall be included);

(f) all window frame and window furniture and all glass in the windows and all doors, door furniture and door frames;

(g) all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein and all fire fighting equipment and hoses therein;

(h)    all Conduits therein and exclusively serving the same.

                                     PART II

                    EASEMENTS, RIGHTS AND PRIVILEGES GRANTED

1. All Landlord's fixtures and fittings in and about the demised premises, and

2. The right of ingress, egress and regress at all times during the business hours of 8.00 a.m. to 6.30 p.m. on Mondays to Fridays (Christmas Day and Bank Holidays excepted) and at such other times as shall be agreed by prior special arrangement with the Landlord through the Common Parts leading to the demised premises;

3. The use at the times aforesaid by employees and visitors of the Tenant of 2 (two) car-parking spaces in the car-park area as shown coloured yellow on plan No. 1 (One) attached hereto (but so that the Landlord shall be under no liability in respect of any loss or damage to any vehicle or the contents of any vehicle in such car-parking spaces);

4. The right of free passage and running of water and soil and other effluent in and through the sewers drains and channels made or to be made through or under the Development;

5. The free and uninterrupted passage of water and air through the central heating and/or air-conditioning apparatus;

6. The right of passage of gas electricity air smoke or other effluvia to and from the demised premises through the pipes wires telephone and telegraph cables ducts flutes and conduits (if any) passing along or through or over upon or under the Development and the adjoining premises of the Landlord.

7. The right of support, shelter and protection for the demised premises from the adjoining or neighbouring premises and all other parts of any building erected or to be erected of which the demised premises may form part as are at present enjoyed or intended to be enjoyed by the demised premises.

8. Full and free right and liberty for the Tenant its tenants employees and duly authorised agents upon reasonable notice to enter upon other premises comprised in the Development so far as may be reasonably necessary for the purpose of repairing or maintaining the demised premises or otherwise performing the Tenant's obligations hereunder the tenant in the exercise of such rights doing as little damage as possible to such other premises and forthwith making good any damage thereby occasioned.

       And so that all such easements rights and privileges in this Schedule granted shall be enjoyed in common with the Landlord and all other persons thereto entitled.

                                    PART III

                           EXCEPTIONS AND RESERVATIONS

Except and reserved unto the Landlord and the lessees and tenants of the Development and all other persons at any time authorised by them or any of them or otherwise entitled to the same rights as follows:

Full right and liberty to vary or permit the variation of the present or any future scheme layout or use of the Development and without derogating from the generality of the foregoing:

       (1) Full right and liberty to build upon the demised premises or to build upon or to extend in height or otherwise buildings from time to time standing on any land adjoining or adjacent to the demised premises or any building or any part thereof of which the demised premises form part notwithstanding that the access of light and air to the demised premises and the lights windows and openings thereof may be affected;

       (2) Full right and liberty from time to time to change vary reduce or add to the area extent level location and arrangement of the Common Parts and of the improvements and amenities provided by the Landlord but so that any interference with the rights to parking specified herein are not interfered with save on a short term temporary basis and to close temporarily all or any of the said Common Parts and improvements and amenities for the purpose of preparing renovating and replacing cleansing and maintaining the same taking at all times proper account of the reasonable interests of the tenant and other tenants in the Development and in accordance with the principles of good estate management.

       (3) The full and free right and liberty of running of water and soil gas and electrical energy the flow of air and the free passage of smoke or effluvia from and to the Development and the adjoining premises of the Landlord and the buildings now or hereafter to be erected in the Development through the gutters pipes sewers drains wires telephone and telegraph cables conduits ducts flues and watercourses now or at any time during the term in or over or upon or under or passing along or through the demised premises and to enter upon the demised premises and to install and make connection with such gutters pipes sewers drains wires telephone and telegraph cables conduits ducts flues and watercourses or any of them for the purpose of exercising the said right of running of water and soil gas electrical energy flow of air and free passage of smoke or other effluvia the person or persons exercising such rights making good any damage to the structure of the demised premises thereby occasioned;

       (4) Full rights and liberty at all reasonable times to enter upon the demised premises with or without appliances and workmen and others as often as may be necessary to view the state and condition of and to repair and maintain the demised premises and clean alter renew remove or install such gutters pipes sewers drains wires conduits ducts flues and watercourses serving the demised premises and adjoining premises and the Development (including the right if necessary to erect and maintain scaffolding) the persons exercising such rights ensuring that inconvenience is limited as far as practicable and that access to the demised premises is not as far as practicable unduly obstructed;

       (5) The full rights of support and of shelter and protection to adjoining premises and all other parts of the building of which the demised premises form part and of the Development as are at present enjoyed from the demised premises;

       (6) The full right and liberty to enter upon the demised premises at any time during the term hereby granted in order to build on or into any party or other walls of the demised premises the person or persons exercising such rights making good all damage to the structure of the demised premises thereby occasioned;

       (7) The right to build or install or to continue building or installing (and thereafter to maintain) buildings erections structures signs and fixtures on the Common Parts or on any part of the Development and/or upon into or projecting over or under or taking support from the demised premises or the building of which the demised premises form part PROVIDED that such buildings and erections and structures and signs and fixtures shall not become nor form part of the demised premises.

       But so that the tenant shall not be entitled to any compensation whatsoever in respect of the exercise by the Landlord its agents or any of the persons thereto entitled of any of the rights hereby excepted and reserved.

                                 SECOND SCHEDULE

                   PARTICULARS OF COMPONENTS OF SERVICE CHARGE

1. The costs of the insurances which the Landlord shall incur in providing the services herein set out.

2. The costs of the repairs decorations and other works which the Landlord covenants to effect in this Lease.

3. The total costs and expenses incurred in managing operating repairing renovating cleaning maintaining and replacing the Common Parts and specifically including but without prejudice to the generality of the foregoing:-

       (a)    gardening landscaping and line painting;

       (b) lighting heating ventilation and air-conditioning (including central heating);

       (c) sanitary and health control and cleaning and the removal and disposal of refuse;

       (d) providing staff and personnel for carrying out duties in respect of the operation and maintenance of the Development and the Common Parts and providing residential or other accommodation for them and providing repairing and maintaining an office situate at or near the Development and other accommodation used solely for the purpose of the Development.

       (e)    the policing control and security of the Development;

       (f) depreciation and provision for replacement (whether by way of an annual sinking fund or otherwise at the discretion of the Landlord) of machinery equipment plant apparatus and things forming part of or used in the operation and maintenance of the Common Parts;

       (g)    the provision and maintenance of fire fighting equipment;

       (h) the cost of management (including the collection of rent and service charge) and of employing management agents and the cost of employment of accountants auditors and surveyors to determine the amount of the Service Charge;

       (i) any legal costs and expenses incurred in the course of managing operating and maintaining the Development and the Common Parts and enforcing any covenants conditions and regulations with respect thereto or complying with or otherwise taking action on any notices or orders in respect of the Development or the Common Parts;

       (j) all rates taxes charges impositions and outgoings whatsoever whether parliamentary local or of any other description which may be assessed charged or imposed or payable on or in respect of the whole or any part of the Development or the Common Parts so far as such payments are not the liability of or recoverable from the Tenant or any other tenant in the Development;

       (k) Providing such reception and security staff for the reception area and the common areas as may from time to time appear appropriate to the Landlord

       (l) Value Added Tax on all sums payable pursuant to the provisions of this Schedule.

                                 THIRD SCHEDULE

                              RULES AND REGULATION

(1) The demised premises shall not be used in any manner inappropriate to a high class office.

(2)    No live animals shall be kept in the demised premises.

(3) Nothing shall be deposited and no refuse shall be thrown outside the demised premises and all refuse and waste shall be deposited by the tenant in a compactor or area designated by the landlord from time to time for this purpose.

(4) No paraffin oil or liquid or solid fuel heater shall be used in the demised premises.

(5) No dangerous or offensive goods shall be stored or kept in the demised premises.

(6) The Tenant shall keep on the demised premises in compliance with the Landlord's and Insurers reasonable requirements and legal requirements (if any) fire fighting and extinguishing apparatus which shall be open to the inspection of the Landlord and Insurers and shall not obstruct or permit or suffer to be obstructed the access to or means of working such apparatus and appliances or any means of escape.

(7) No fuel shall be burned in the demised premises and the Tenant shall comply in all respects with the requirements of any smoke control order for the time being in force in the area in which the demised premises are situate.

(8) No loudspeakers televisions sets radios or other devices shall be used in a manner so as to be heard outside the demised premises.

(9) The Tenant shall keep the demised premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

(10) The plumbing facilities shall not be used for any other purposes than that for which they are constructed and no foreign substance of any kind shall be thrown therein.

(11) The Tenant shall not burn any refuse of any kind or any other material in or about the demised premises or the Development.

(12) The Tenant shall give immediate notice to the Landlord in case of fire or accident or defects in the demised premises.

(13) The Tenant shall use its best endeavours to ensure that persons having recourse to the Development shall observe any regulations or instructions made or given by the Landlord with regard to the parking of vehicles in the car parking or other areas of the Development.


PRESENT when the Common Seal
of THE LANDLORD was affixed
hereto:



PRESENT when the Common Seal
of THE TENANT was affixed
hereto:

                                 A & L GOODBODY
                                   SOLICITORS

                             Dated 12th March, 1993

                       ANDREWS TRAVEL CONSULTANTS LIMITED
                                    ONE PART

                                       AND

                     EUROPEAN LANGUAGE TRANSLATIONS LIMITED
                                   OTHER PART



                                   ASSIGNMENT


                                 A & L Goodbody,
                              1, Earlsfort Centre,
                                  Hatch Street,
                                    Dublin 2.
                                 MGAS2501.01/PW

THIS INDENTURE made this 12th day of March 1993 BETWEEN ANDREWS TRAVEL CONSULTANTS LIMITED having its registered office at Meadowvale, Blackrock in the County of Dublin (hereinafter called "the Vendor" which expression shall where the context so admits or requires include its successors and assigns) of the one part and EUROPEAN LANGUAGE TRANSLATIONS LIMITED having its registered office at Grattan House, Temple Road, Blackrock in the County of Dublin (hereinafter called "the Purchaser" which expression shall where the context so admits or requires include its successors and assigns) of the other part.

WHEREAS:

1. By Indenture of Lease (hereinafter called "the Lease") dated the 20th day of March, 1991 between Corke Abbey Investments Limited of the one part and the Vendor of the other part the premises therein and hereinafter more particularly described and intended to be hereby assigned were demised unto the Vendor for the term of 35 years from the 1st day of March, 1991 subject to the initial yearly rent of IRL25,596.00 thereby reserved and to the covenants on the part of the Vendor and the conditions therein contained.

2. In consideration of the Purchaser assuming all the liabilities and obligations of the Vendor on foot of all the covenants and conditions contained in the Lease the Vendor has agreed with the Purchaser to assign its interest in the said premises free from encumbrances.

NOW THIS INDENTURE WITNESSETH that in pursuance of the said agreement and in consideration of the premises the Vendor as beneficial owner HEREBY ASSIGNS unto the Purchaser ALL THAT the premises comprised in and demised by the Lease and more particularly described and set forth in the Schedule hereto TO HOLD the same unto the

Purchaser for all the residue now unexpired of the term of years granted by the Lease subject to the yearly rent thereby reserved and to the covenants on the part of the Lessee and conditions therein contained.

THE PURCHASER HEREBY COVENANTS with the Vendor that it the Purchaser will henceforth during the continuance of the said term pay the yearly rent and increased yearly rent thereby reserved and will perform and observe the covenants on the part of the Lessee and the conditions contained in the Lease and will indemnify and keep indemnified the Vendor from and against all actions, proceedings, costs, damages, claims, expenses or demands whatsoever or howsoever arising by reason or on account of the non-payment of the said rent or any part thereof or the breach, non-performance or non-observance of the said covenants and conditions or any of them.

IT IS HEREBY CERTIFIED that the transaction hereby effected does not form part of a larger transaction or services of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds IRL5,000.00.

IT IS HEREBY CERTIFIED that the premises hereinbefore assigned are situate in the Borough of Dun Laoghaire.

IT IS HEREBY CERTIFIED for the purposes of the stamping of this Instrument, that this is an Instrument to which the provisions of Section 112 of the Finance Act 1990 do not apply for the reason that the premises being assigned are part of an existing office block.

IT IS HEREBY CERTIFIED for the purposes of Section 29 of the Companies Act 1990 that the Vendor and the Purchaser are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

IN WITNESS whereof the parties hereto have caused their Common Seals to be affixed the day and year first herein WRITTEN.

                                    SCHEDULE

ALL THAT the premises comprised in and demised by the Lease and therein described as ALL THAT the First Floor Offices being portion of the Development known or to be known as Grattan House, Temple Road, Blackrock in the County of Dublin as is more particularly delineated and shown for the purpose of identification only on Plan No. 2 annexed hereto and thereon edged green and which premises include: -


(a) the internal plaster surfaces and finishes of all structural or load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

(b) the entirety of all non-structural or non-load bearing walls and columns therein or which enclose the same but not any other part of such walls and columns;

(c) the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the building on the Development;

(d) the floor finishes thereof save that the lower limit of the Demised Premises shall not extend to anything below the floor finishes (except that the cavity above any suspended ceilings shall be included);

(e) the ceiling finishes thereof, including all suspended ceilings (if any) and light fittings save that the upper limit of the Demised Premises shall not extend to anything above the ceiling finishes (except that the cavity above any suspended ceilings shall be included);

(f) all window frames and window furniture and all glass in the windows and all doors, door furniture and door frames;

(g) all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein and all fire fighting equipment and hoses therein;

(i) all Conduits therein and exclusively serving the same TOGETHER WITH the benefit of all the easements rights and privileges more particularly described and granted in the First Schedule Part ii of the Lease.


(j)




PRESENT when the Common Seal
of ANDREWS TRAVEL CONSULTANTS
LIMITED was affixed hereto: -



PRESENT when the Common Seal
of EUROPEAN LANGUAGE TRANSLATIONS
LIMITED was affixed hereto: -

                                              DATED THE______ DAY OF _______1993

                                                 CORKE ABBEY INVESTMENTS LIMITED

                                                                      FIRST PART

                                              ANDREWS TRAVEL CONSULTANTS LIMITED

                                                                     SECOND PART

                                          EUROPEAN LANGUAGE TRANSLATIONS LIMITED

                                                                      THIRD PART



                                                               LICENCE TO ASSIGN


                                                   Matheson Ormsby Prentice,
                                                          Solicitors,
                                                      3 Burlington Road,
                                                           DUBLIN 4

                                                     MD/[WP\CORKELIC.ASS]
                                                       (10th March 1993)

THIS LICENCE is made the 19th day of March One Thousand Nine Hundred and Ninety-Three

BETWEEN

CORKE ABBEY INVESTMENTS LIMITED having its Registered Office at 6A Old Dunleary, Dun Laoghaire, County Dublin (hereinafter called "the Landlords") of the First Part, ANDREWS TRAVEL CONSULTANTS LIMITED having its Registered Office at 10 Meadowvale, Blackrock, County Dublin (hereinafter called "the Tenant") of the Second Part, and EUROPEAN LANGUAGE TRANSLATIONS LIMITED having its Registered Office at Ditton House, Upper Fitzwilliam Street, Dublin 2 (hereinafter called "the Assignee") of the Third part.

WHEREAS by Indenture of Lease (hereinafter called "the Lease") dated the 20th day of March and made between the Landlords of the One Part and the Tenant other part the Landlord dated ALL THAT the premises (hereinafter called "the demised premises") known as the First Offices of Grattan House, Temple Road, Blackrock, County Dublin as more particularly described in the Lease for the term of 35 years from the 1st day of March 1991 subject to the initial yearly rent Twenty Five Thousand Hundred and Ninety Six Pounds (L25,596.00) increasing and subject to review as therein provided and subject to the covenants on the part of the Lessee and conditions therein contained.

AND WHEREAS the Lease contains covenants on the part of the Tenant (inter alia) not to assign the demised premises without the consent in writing of the Landlords.

AND WHEREAS the Tenant desires to assign all its estate and interest in the demised premises to the Assignee and the Landlords have agreed to grant a License to the Tenant to assign the demised premises to the Assignee for the residue of the term demised by the Lease as hereinafter set out in consideration of the covenants by the Tenant and the Assignee hereinafter contained.

NOW IT IS AGREED as follows:

1. In consideration of the covenants by the Tenant and the Assignee hereinafter contained the Landlords Hereby Grant to the Tenant licence to assign all its estate and interest in the Lease to the Assignee PROVIDED ALWAYS that this Licence shall not authorise any further or other assignment or parting wholly or partially with the possession of the demised premises or any part thereof otherwise than in accordance with the Lease or prejudice or affect any of the covenants, conditions or provisions in the Lease or the Landlords' remedies now or at any future time against any person in respect thereof.

2.     The Assignee hereby covenants with the Landlords:-

       (a) That from the date when the Tenants estate and interest in the Lease shall be assigned to it pursuant to the Licence hereinbefore contained and henceforth during the residue of the term granted by the Lease to pay the rent and other sums thereby reserved and perform and observe the covenants and conditions on the part of the Tenant therein and in the Lease contained.

       (b) Not to carry out any alterations or fitting out to the demised premises without the prior approval in writing of the Landlords' Architect of detailed plans and specifications thereof and all works so approved shall be carried out under such Architect's supervision and in compliance with Planning Permission and Bye-Laws Approvals and statutory requirements.

       (c) Not to erect any new fascia sign without first submitting details (including a drawing showing full dimensions) to the Landlords or its agents or Architect and subject only to the consent of the Landlords or its agents or Architect and in compliance with Planning Permission and Bye-Laws Approval and statutory requirements.

       (d) To furnish to the Landlords a copy of the deed of Assignment to it when stamped and registered.

       (e) To pay the Landlords' Architects costs arising out of the consent hereby given.

3. And the Tenant hereby covenants to pay the Landlords legal costs, and Agents costs arising out of the consent hereby given.

IN WITNESS whereof this Memorandum has been executed in manner hereinafter appearing the day and year first herein WRITTEN.

PRESENT when the Common Seal of

CORKE ABBEY INVESTMENTS LIMITED

was affixed hereto:-



PRESENT when the Common Seal of

ANDREWS TRAVEL CONSULTANTS LIMITED

was affixed hereto:-



PRESENT when the Common Seal of

EUROPEAN LANGUAGE TRANSLATIONS LIMITED

was affixed hereto:-

                         European Language Translations


8.5    Operating Leases

8.5.1  GENERAL

       The Company has three operating leases as follows:

       -      First Floor, Grattan House (Section 8.5.2)

       -      Second Floor, Grattan House (Section 8.5.3)

       -      EP's Company Car (Section 8.5.4)

8.5.2  FIRST FLOOR, GRATTAN HOUSE

       ELT sub-leased approximately 40% of the first floor from Andrews Travel Consultants Limited on 28 September, 1992. We understand that the permission of the landlord Corke Abbey Investments Limited ("CAIL") was obtained. Rental of IRL1,442 per month was paid under the sub-lease arrangement from October, 1992 to January, 1993 (Appendix 8.4) This arrangement was subsequently extended to 12 March, 1993. We understand that the first floor lease was assigned to ELT on 12 March, 1993. We have obtained a copy of the head lease between Andrews Travel Consultants ("ATCL") and CAIL (summarised in Appendix 8.5). We reviewed a signed copy of the deed of assignment between ATCL and ELT dated 12 March, 1993 noting ATCL agreed to assign its interest in the first floor free from encumbrances. We reviewed a signed copy of the licence to assign between CAIL, ATCL and ELT dated 19 March, 1993.

8.5.3  SECOND FLOOR, GRATTAN HOUSE

       This lease is summarised in Appendix 8.6. The guarantor for the lease is Paul Kavanagh and we are not aware whether this guarantee has been released.

8.5.4  EP'S COMPANY CAR

       EP has the use of a Mercedes 190E car (registration number 90 D 31558). A copy of the operating lease is included in Appendix 8.7.

                         ANDREWS TRAVEL CONSULTANTS LTD

                         PROPOSED SUB LEASE ARRANGEMENTS


                      FROM                 TO

: YEAR 2              : 1st MARCH 1992     28th FEBRUARY 1993     365 DAYS
: PERIOD              : 28th SEP. 1992     31st JANUARY 1993      130 DAYS
: AREA ALLOCATED                                                  40% APPROX



                                                 TIME                AREA
                              TOTAL          APPORTIONMENT         ALLOCATED
                              -----          -------------         ---------

                             31,878.00        11,353.81            4,541.52
                              4,757.00         1,594.27              577.71
CE CHARGES                    1,125.00           400.58              150.27
ANCE                            500.00           178.08               71.23
                                                                   --------
CHARGE                                                             5,450.74


& HEAT                    PER 2 MONTHS        FOR 4 MONTHS

                                275.00            550.00             220.00
RD GAIS                         120.00            240.00              96.00
                                                                   --------
                                                                   5,756.74
                                                                   --------
                                                                   --------



     4 INSTALLMENTS AS FOLLOWS:

OCTOBER 1992                                                       1,441.68
NOVEMBER 1992                                                      1,441.68
DECEMBER 1992                                                      1,441.68
JANUARY 1993                                                       1,441.68
                                                                   --------
                                                                   5,766.74
                                                                   --------
                                                                   --------

                         European Language Translations

                                                                    APPENDIX 8.5

                        FIRST FLOOR LEASE, GRATTAN HOUSE
                                     SUMMARY

Head Lease Summary
Premises:                   First Floor, Grattan House,
                            Temple Road, Blackrock, County Dublin
                            Two car parking spaces are also included
Landlord:                   Corke Abbey Investments Limited
                            22 Earlsfort Terrace, Dublin 2
Period:                     35 years
Commencing:                 1 March, 1990
Rent:                       First year IRL25,596
                            Second year IRL31,878 Third, fourth and
                            fifth year IRL34,670 Thereafter IRL34,670
                            plus rent reviews
                            A service charge, rates and 33.33% of insurance are
                            also payable
Payment:                    Quarterly in arrears
Rent Reviews:               Last day of fifth year plus last day of each
                            subsequent fifth year
Break Clause:               Option to surrender on 27 February, 2001 provided
                            notice given one year in advance

                         European Language Translations

                                                                    APPENDIX 8.6

                        SECOND FLOOR LEASE, GRATTAN HOUSE
                                     SUMMARY

Premises:                   Second Floor, Grattan House,
                            Temple Road, Blackrock, County Dublin
                            Two car parking spaces are also included
Landlord:                   Corke Abbey Investments Limited
                            22 Earlsfort Terrace, Dublin 2
Guarantor:                  Paul Kavanagh, Killiney, County Dublin
Period:                     35 years
Commencing:                 14 September, 1990
Rent:                       First year IRL27,920
                            Second year IRL29,316 Third, fourth and
                            fifth year IRL30,712 Thereafter IRL30,712
                            plus rent reviews
                            A service charge, rates and 33.33% of insurance are
                            also payable
Payment:                    Quarterly in arrears
Rent Reviews:               Last day of fifth year plus last day of each
                            subsequent fifth year
Break Clause:               Option to surrender on 3 September, 1993 provided
                            notice given one year in advance. EP informed us that no such notice has been given.